-------------------------------------------------------------------------------






                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

    Date of Report (Date of earliest event reported):  September 19, 2002

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





-------------------------------------------------------------------------------

















Item 5. Other Events

The Company today issued the following press release:

------------------------------------------------------------------------------

First National Lincoln Corporation Declares Dividend

DAMARISCOTTA, Maine--(BUSINESS WIRE)--Sept. 19, 2002--The Board of Directors of First National Lincoln Corporation (NASDAQ NM: FNLC), today declared a quarterly dividend of $0.25 per share. This third quarter dividend, which is payable October 31, 2002, to shareholders of record as of October 7, 2002, represents an increase of 19.0% or $0.04 per share over the third quarter dividend declared in 2001.

"The Company continues to post strong financial performance," noted Daniel R. Daigneault, FNLC's President and Chief Executive Officer, "and we feel it is very appropriate to share these earnings with our shareholders. Our dividend increased by another $0.01 this quarter to $0.25 per share, which translates into an annual dividend of $1.00 per share. Based on today's closing price of $29.50 per share, this produces a dividend yield of 3.4%, which in our opinion is excellent."

First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory and trust services from offices in Damariscotta and Portland, Maine.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

For additional information contact F. Stephen Ward,
Treasurer & Chief Financial Officer, at 207.563.3195.

------------------------------------------------------------------------------















SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    September 19, 2002